UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

March 8, 2006
(Date of Report, date of earliest event reported)

Stage Stores, Inc.
(Exact name of registrant as specified in its charter)

1-14035
(Commission File Number)

NEVADA (State or other jurisdiction of incorporation)	91-1826900 (I.R.S. Employer Identification No.)

10201 Main Street, Houston, Texas (Address of principal executive offices)	77025 (Zip Code)

(800) 579-2302
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On March 9, 2006, Stage Stores, Inc. (the "Company") issued a news release announcing its financial results for the fourth quarter and fiscal year ended January 28, 2006. Additionally, the Company provided fiscal year 2006 earnings guidance. A copy of the news release is attached to this Form 8-K as Exhibit 99.1.

This information shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such filing.

Item 8.01	Other Events.

Stage Stores to Present at the Stephens Inc. and Bank of America Consumer Conferences.

On March 8, 2006 - Stage Stores, Inc. announced that management will make a presentation at the 2006 Stephens Inc. Consumer Conference on Tuesday, March 14, 2006, at 2:00 p.m. Eastern Time. The conference is being held at The Waldorf-Astoria Hotel in New York City.

The Company also announced that management will make a presentation at the Bank of America 2006 Consumer Conference on Tuesday, March 14, 2006, at 4:10 p.m. Eastern Time. The conference is being held at The New York Palace Hotel in New York City. A copy of the news release is attached to this Form 8-K as Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

99.1
News release issued by Stage Stores, Inc. on March 9, 2006, announcing its financial results for the fourth quarter and fiscal year ended January 28, 2006. The Company also provided earnings guidance for the 2006 fiscal year.

99.2	News release issued by Stage Stores, Inc. on March 8, 2006, announcing upcoming presentations at the 2006 Stephens Inc. Consumer Conference and the Bank of America 2006 Consumer Conference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STAGE STORES, INC.

March 10, 2006	/s/ Michael E. McCreery
(Date)	Michael E. McCreery
Executive Vice President and
Chief Financial Officer